Exhibit 99.1

News Release

RAYONIER PRICES PUBLIC OFFERING OF COMMON SHARES

JACKSONVILLE, FL — March 17, 2017 — Rayonier Inc. (NYSE:RYN) announced today that it has priced an underwritten public offering of 5,000,000 common shares at a price to the public of $27.75 per share. The company has also granted the underwriters a 30-day option to purchase up to an additional 750,000 common shares. The offering is expected to close on March 22, 2017, subject to the satisfaction of customary closing conditions.
The gross proceeds from the offering are approximately $138.8 million before deducting underwriting discounts and commissions and estimated offering expenses (or approximately $159.6 million if the underwriters exercise their option to purchase additional shares of common shares in full). The company intends to use the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of the option to purchase additional shares, to finance a portion of the company’s acquisition of approximately 95,100 acres of high-quality industrial timberlands in Florida, Georgia and South Carolina, through three transactions with separate sellers (the “Acquisitions”), and the remainder, if any, for general corporate purposes.
Morgan Stanley and Raymond James are acting as the bookrunning managers and representatives of the underwriters for the offering.
A shelf registration statement relating to the securities being offered was filed with the Securities and Exchange Commission (the “SEC”) and is effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and the related prospectus supplement. A prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available free of charge on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may also be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, via telephone: (800) 248-8863 or via email: prospectus@raymondjames.com.
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of December 31, 2016, Rayonier owned, leased or managed approximately 2.7 million acres of timberlands located in the U.S. South (1.85 million acres), U.S. Pacific Northwest (378,000 acres) and New Zealand (433,000 acres). More information is available at www.rayonier.com.
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Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995 and other federal securities laws, related to our current expectations and beliefs as to our ability to complete the offering, the gross proceeds and uses of those proceeds, and other future events, including the expected closing date. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed

225 Water Street, Jacksonville, FL 32202 904-357-9100

on these statements. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could be vary materially from the expectations and projections of Rayonier. Risks and uncertainties include our ability to identify, finance and complete timberland acquisitions, including the Acquisitions; our ability to achieve anticipated financial outcomes; current and future business and market conditions; our outlook, expected dividend rate and the implementation of the company’s business strategies and other similar outcomes relating to the company’s future events, developments or financial or operational performance or results; and risks detailed in the preliminary prospectus supplement related to the offering and shelf registration statement. Additional factors are described in Item 1A - Risk Factors in the company’s most recent Annual Report on Form 10-K and similar discussions included in other reports that we subsequently file with the SEC. Forward-looking statements are only as of the date they are made, and the company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Rayonier Contacts:
Investors
Mark McHugh, 904-357-3757
or
Media
Roseann Wentworth, 904-357-9185
roseann.wentworth@rayonier.com

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225 Water Street, Jacksonville, FL 32202 904-357-9100